Exhibit 99.1

Fulgent Genetics Reports Record Fourth Quarter and Full Year 2020 Financial Results

Fourth Quarter 2020 Results:

•	Record Revenue of $295.0 million, growing more than 3,400% year-over-year
•	Record Billable tests delivered approximately 3.2 million, approximately 230 times the volume of fourth quarter of 2019
•	Gross Margin improved over 8 percentage points sequentially and approximately 26 percentage points year-over-year; cost per test improved approximately 36% sequentially
•	Non-COVID Revenue grew 43% year-over-year
•	Record GAAP income of $166.3 million, or $6.16 per share
•	Record Non-GAAP income of $167.5 million, or $6.20 per share
•	Record Adjusted EBITDA of $230.1 million

2021 Outlook:

•	Expects overall revenue of approximately $800.0 million in 2021, representing growth of 90% year-over-year
•	Of the $800.0 million, anticipates $70.0 million of NGS testing revenues, representing 92% growth year-over-year
•	Expects GAAP income of approximately $12.00 per share; non-GAAP income of approximately $12.50 per share in 2021

TEMPLE CITY, CA, March 4, 2021 —Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “company”), a technology company providing large-scale COVID-19 testing services and comprehensive testing solutions through its scalable technology platform, today announced financial results for its fourth quarter and full year ended December 31, 2020.

Fourth quarter revenue was $295.0 million, an increase of 3,400% from $8.4 million in the fourth quarter of 2019. GAAP income for the fourth quarter of 2020 was $166.3 million, or $6.16 per share, and non-GAAP income was $167.5 million, or $6.20 per share.

Full year 2020 revenue was $421.7 million, an increase of 1,200% from $32.5 million in 2019. GAAP income for the full year 2020 was $214.3 million, or $8.91 per share, and non-GAAP income was $218.9 million, or $9.10 per share.

Adjusted EBITDA was $230.1 million in the fourth quarter of 2020, compared to $1.1 million in the fourth quarter of 2019. Adjusted EBITDA was $301.3 million in the full year 2020, compared to $4.9 million in 2019.

Non-GAAP income (loss) and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

For the first quarter of 2021, the company expects to generate revenue of at least $325.0 million. For the full year 2021, the company expects revenue of approximately $800.0 million, which would represent growth of 90% year-over-year. The company anticipates that of this $800.0 million, approximately $70.0 million will be realized from Next Generation Sequencing (“NGS”) testing, and the remaining $730.0 million will be realized from non-NGS testing. The company also expects to drive strong gross and operating margins by leveraging the company’s proprietary technology platform, which would generate GAAP income of approximately $380.0 million, or more than $12.00 per share, and non-GAAP income of approximately $12.50 per share for the year.

Ming Hsieh, Chairman and Chief Executive Officer, said, “Our record fourth quarter results capped off a transformational year for Fulgent Genetics. While we did not envision 2020 to unfold in the way that it did, I am proud of our team for supporting the pivot of our business to rapidly scale to become one of the top providers of COVID-19 testing in the country. The results we achieved were possible because of our differentiated technology platform built over the ten years since our founding. While the majority of our business this year was from COVID-19 testing, we believe we have laid a very strong foundation for continued growth in the years ahead. This year we made inroads with numerous new customers, established new reimbursement agreements, expanded our capacity and commercial capabilities, and have grown our direct-to-consumer genetic testing platform, Picture Genetics. We have also begun utilizing our NGS based COVID testing capabilities to aid in identification and screening of potential new strains and mutations of the virus. And finally, we have taken a novel approach to licensing our lab management software solutions and are offering a new COVID vaccine management software platform, which will continue to aid in recovery from the pandemic. I believe we are extremely well positioned in the years ahead as vaccine rollout continues and our lives return to a state of normalcy.”

Paul Kim, Chief Financial Officer, said, “Despite the challenges created by the pandemic this year, we were pleased with our ability to execute and grow our core business while aggressively scaling our COVID-19 testing capabilities. This resulted in overall revenue growth of approximately 1,200% for the year, far exceeding our expectations and guidance, while our non-COVID business grew 43% year-over-year in the fourth quarter. Despite the second wave of lockdowns that we experienced in the fourth quarter, our team was able to process approximately 3.2 million tests in the quarter and more than 4.4 million tests in the year, compared to 59,000 tests in all of 2019. We continued to demonstrate improving leverage in the quarter with record gross margin of 82% and operating margin of 77%, while generating non-GAAP income of $6.20 per share in the quarter. We remain optimistic about our positioning for the quarters ahead and expect to see revenue growth of at least 90% for the full year 2021. We will provide a formal update during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its fourth quarter and full year 2020 results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investors section of the company’s website, http://ir.fulgentgenetics.com, and through a live conference call by dialing (855) 321-9535 using the conference ID 7669989. An audio replay will be available in the Investors section of the company’s website or by calling (855) 859-2056 using passcode 7669989 through March 11, 2021.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss), non-GAAP income per share and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of the company’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus the non-GAAP tax effect, plus or minus equity (loss) earnings in investee, plus impairment loss in equity-method investments, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. The non-GAAP tax effect is calculated by applying statutory corporate tax rate on GAAP income (loss) before equity-based compensation expenses, provisions (benefits) for income taxes, equity earnings (loss) in investee and impairment loss in equity-method investments. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity (loss) earnings in investee, plus impairment loss in equity-method investments, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics’ proprietary technology platform has created a broad, flexible test menu and the ability to continually expand and improve its proprietary genetic reference library while maintaining accessible pricing, high accuracy and competitive turnaround times. Combining NGS with its technology platform, the Company performs full-gene sequencing with deletion/duplication analysis in an array of panels that can be tailored to meet specific customer needs. In 2019, the Company launched its first patient-initiated product, Picture Genetics, a new line of at-home screening tests that combines the Company’s advanced NGS solutions with actionable results and genetic counseling options for individuals. Since March 2020, the Company has commercially launched several tests for the detection of SARS-CoV-2, the virus that causes the novel coronavirus (“COVID-19”), including NGS and reverse transcription polymerase chain reaction (“RT-PCR”) - based tests. The Company has received Emergency Use Authorization (“EUA”) from the U.S. Food and Drug Administration (“FDA”) for the RT-PCR-based tests for the detection of SARS-CoV-2 using upper respiratory specimens (nasal, nasopharyngeal, and oropharyngeal swabs) and for the at-home testing service through Picture Genetics. A cornerstone of the Company’s business is its ability to provide expansive options and flexibility for all clients’ unique testing needs through a comprehensive technology offering including cloud computing, pipeline services, record management, web portal services, clinical workflow, sequencing as a service and automated laboratory services.

About Picture Genetics

Through its Picture Genetics platform launched in 2019, Fulgent Genetics offers consumers direct access to its advanced genetic testing and analytics capabilities from the ease and comfort of home, at an affordable price point. The Picture Genetics platform provides a holistic approach to at-home genetic screening by including oversight from independent physicians as well as genetic counseling options to complement Fulgent Genetics’ comprehensive genetic testing analysis. The Picture Genetics platform currently offers multiple tests, providing medically actionable, clinical-level results with professional medical follow-up in one easy process. Visit www.picturegenetics.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: expected future revenues, sources of revenue, growth, margins, GAAP income and company performance, including the company’s and its technology platform’s ability to scale; evaluations and judgments regarding momentum, partnerships, relationships and the company’s testing services and technology; the timing, commercial success and impact on the company’s results of new product launches and other initiatives; the company’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share; and the company’s ability to continue to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the ongoing impacts of the COVID-19 pandemic, including the preventive public health measures that may continue to impact demand for its tests and the pandemic’s effects on the global supply chain; the market potential for, and the rate and degree of market adoption of, the company’s tests, including its newly-developed tests for COVID-19 and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic and COVID-19 testing and to compete successfully in these markets, including its ability to continue to develop new tests that are attractive to its various customer markets, its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the SEC. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. In particular, you are encouraged to review the company’s annual report on Form 10-K for the year ended December 31, 2020 for any revisions or updates to the information in this release.

Investor Relations Contact:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nicole@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
December 31, 2020 and 2019
(in thousands)

	December 31,	December 31,
ASSETS:	2020	2019
Cash and cash equivalents	$87,426	$11,965
Investments in marketable securities	344,443	58,251
Accounts receivable, net	183,857	6,555
Property and equipment, net	40,199	5,974
Other assets	44,536	6,011
Total assets	$700,461	$88,756

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$131,074	$5,979
Total stockholders’ equity	569,387	82,777
Total liabilities & equity	$700,461	$88,756

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Twelve Months Ended December 31, 2020 and 2019
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$294,978	$8,387	$421,712	$32,528
Cost of revenue (1)	51,772	3,634	89,807	14,107
Gross profit	243,206	4,753	331,905	18,421

Operating expenses:
Research and development (1)	4,576	1,795	11,580	6,537
Selling and marketing (1)	5,081	1,635	14,952	5,898
General and administrative (1)	7,640	1,732	15,215	6,414
Total operating expenses	17,297	5,162	41,747	18,849
Operating income (loss)	225,909	(409)	290,158	(428)
Interest and other income, net	589	249	1,526	837
Income (loss) before income taxes, equity earnings (loss) in investee and impairment loss	226,498	(160)	291,684	409
Provisions (benefits) for income taxes	58,571	(38)	72,532	43
Income (loss) before equity earnings (loss) in investee and impairment loss	167,927	(122)	219,152	366
Equity earnings (loss) in investee	143	(174)	(488)	(777)
Impairment loss in equity-method investments	(1,763)	—	(4,354)	—
Net income (loss)	$166,307	$(296)	$214,310	$(411)
Net income (loss) per common share:
Basic	$6.55	$(0.01)	$9.44	$(0.02)
Diluted	$6.16	$(0.01)	$8.91	$(0.02)
Weighted average common shares:
Basic	25,399	19,984	22,694	18,709
Diluted	27,015	19,984	24,056	18,709

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$523	$193	$1,452	$676
Research and development	1,130	334	2,693	1,024
Selling and marketing	515	202	2,092	845
General and administrative	835	209	1,920	664
Total equity-based compensation expense	$3,003	$938	$8,157	$3,209

FULGENT GENETICS, INC.
Non-GAAP Income Reconciliation
Three and Twelve Months Ended December 31, 2020 and 2019
(in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$166,307	$(296)	$214,310	$(411)
Provisions (benefits) for income taxes	58,571	(38)	72,532	43
Equity-based compensation expense	3,003	938	8,157	3,209
Non-GAAP tax effect (1)	(61,965)	—	(80,957)	—
Equity (earnings) loss in investee	(143)	174	488	777
Impairment loss in equity-method investments	1,763	—	4,354	—
Non-GAAP income	$167,536	$778	$218,884	$3,618
Net income (loss) per common share:
Basic	$6.55	$(0.01)	$9.44	$(0.02)
Diluted	$6.16	$(0.01)	$8.91	$(0.02)
Non-GAAP income per common share:
Basic	$6.60	$0.04	$9.65	$0.19
Diluted	$6.20	$0.04	$9.10	$0.19

Weighted average common shares:
Basic	25,399	19,984	22,694	18,709
Diluted	27,015	19,984	24,056	18,709

(1) Tax rates as follows:
Corporate tax rate of 27% for the three and twelve months ended December 31, 2020.
Corporate tax rate of zero for the three and twelve months ended December 31, 2019 due to full valuation allowance.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Twelve Months Ended December 31, 2020 and 2019
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$166,307	$(296)	$214,310	$(411)
Interest income, net	(540)	(252)	(1,539)	(871)
Provisions (benefits) for income taxes	58,571	(38)	72,532	43
Equity-based compensation expense	3,003	938	8,157	3,209
Depreciation	1,122	558	2,962	2,107
Equity (earnings) loss in investee	(143)	174	488	777
Impairment loss in equity-method investments	1,763	—	4,354	—
Adjusted EBITDA	$230,083	$1,084	$301,264	$4,854